Exhibit 10.1

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of
Regulation S-K because it is both not material and is the type of information that the Company treats as private or confidential, as indicated by the marking [***].

LEASE AGREEMENT

This Agreement made the 26 day of July Two Thousand and Twenty Four (2024)

BETWEEN

(1)	KEVIN YIP MAN HING (NRIC No. [***]) both care of 6 Napier Road #03-07 Gleneagles Medical Centre, Singapore 258499 (hereinafter called “the Landlord”) of the one part; and

(2)	SINGAPORE SPORTS & ORTHOPAEDIC CLINIC PTE. LTD. of 6 Napier Road #03-07 Gleneagles Medical Centre Singapore 258499 (hereinafter called “the Tenant”) of the other part.

WHEREAS

The Landlord has leased to the Tenant the Landlord’s premises at 6 Napier Road #03-07 Gleneagles Medical Centre Singapore 258499 (Demised Premises) pursuant to a Tenancy Agreement dated 30 June 2022 for a period between 01 July 2022 to 30 June 2024 (Existing Tenancy Agreement). The Landlord now wishes to extend the Existing Tenancy Agreement to the Tenant, subject to the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED between the parties hereto as follows:-

1.	DEMISE

	1.1.	The Landlord hereby grants to the Tenant a lease of the said Premises for a period of three (3) years from 01st July 2024 (“the Commencement Date”) and expiring on 30th June 2027 (hereinafter called “the Term”) together with the use in common with other persons entitled thereto of the usual entrances, lifts, staircases, corridors and passages of the Building for the purpose of passing and repassing to and from the said Premises (but to the exclusion of all other liberties, easements, rights or advantages).

	1.2.	The Landlord will, on the written request of the Tenant made not less than two (2) calendar months before the expiration of the Term provided that at the time of such request and at the date of expiration of the Term, the Tenant shall have paid the Rent and have performed all the covenants and conditions herein contained, grant to the Tenant a tenancy of the Demised Premises for a further term of three (3) years and at the then prevailing market rate or five percent (5%) increment of the Rent, whichever is higher, subject to the same terms and conditions contained herein with the exception of this option for renewal.
The Tenant shall exercise the option to renew in writing not less than two (2) months before the expiration of the Term. If the Tenant shall fail to exercise the option to renew the term within the period stipulated above, then the option to renew shall lapse and the Landlord shall be free of all obligations whatsoever to grant to the Tenant a further term of tenancy.

2.	RENT

	2.1.	The Tenant shall pay to the Landlord as rent the sum of the following rental per month in respect of the Lease, by way of GIRO payment, details are as follows: -

	(a)	1st Year of the term (01July2024 - 30June2025): Singapore Dollars Twenty Seven Thousand Only (S$27,000.00)

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(b)	2nd Year of the term (01July2025 - 30June2026): Singapore Dollars Twenty Nine Thousand Only (S$29,000.00)

(c)	3rd Year of the term (01July2026 - 30June2027): Singapore Dollars Thirty One Thousand Only (S$31,000.00)

Account Name:-	[***]
Bank Account No:-	[***]
Bank Name:-	[***]

	2.2.	The Rent shall be paid monthly in advance on or before the first day of each month without demand and free and clear of all deductions, set-off or counterclaim, the first payment thereof to be made on or before the Commencement Date and each subsequent payment to be made on or before the first day of each month. Such first payment shall be pro-rated if the Commencement Date is not the first day of the month.

	2.3.	If the Rent or any part thereof shall be in arrears and unpaid for seven (7) days after becoming payable (whether formally demanded or not) interest shall be paid by the Tenant on such unpaid rental at the rate of one point five percent (1.5%) per month from its due date until the date of payment as well as all charges whether legal (on a solicitor or client basis) or otherwise incurred by the Landlord in the recovery of the same. Such charges and/or interest charged shall be without prejudice to any of the Landlord’s rights or remedies under this Agreement or at law or in equity arising out of the Tenant’s failure to pay rent promptly, including the right of re-entry.

	2.4.	The Rent is inclusive of the maintenance fees payable to the Management Corporation.

	2.5.	For avoidance of doubt and if applicable, the Rent and other sums expressed to be payable by the Tenant under this Agreement shall be exclusive of any applicable goods and services tax imposition duty and levy whatsoever (collectively called “the Taxes”) which from time to time may be imposed or charged by any governmental statutory or tax authority on or calculated in respect of or by reference to the amount of Rent and any other sums received or receivable by the Landlord under this Agreement and the Tenant shall pay all such Taxes in the manner and within the period prescribed in accordance with the applicable laws and regulations, which the law does not prohibit the Landlord from collecting from the Tenant.

3.	SECURITY DEPOSIT

	3.1.	As security for the due performance and observance by the Tenant of all and singular the covenants, provisions and stipulations on the part of the Tenant contained in this Agreement, the Tenant shall, on execution of this Agreement, furnish the Landlord with a security deposit (the “Deposit”) of Singapore Dollars Eighty Seven Thousand Only (S$87,000.00).

	3.2.	The Deposit referred to in Clause 3.1 and other parts (if any) of the Previous Agreement of the sum of Singapore Dollars Forty Thousand Only (S$40,000.00) held by the Landlord shall be treated as the Deposit of this Lease Agreement and Tenant shall top up the remaining balance of Singapore Dollars Forty Seven Thousand Only ($47,000.00) to the Landlord.

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	3.3.	The Deposit shall not at any time be deemed to be or treated as Rent or any part thereof.

	3.4.	The Deposit shall be held by the Landlord as security for the due performance and observance by the Tenant of all the provision contained in this Agreement and subject to any deductions or forfeiture by the Landlord under this Agreement (or to provision for contingencies as the Landlord shall consider reasonable) shall be refunded as soon as practicable after the determination of this Tenancy to the Tenant free of interest, less all costs and expenses payable by the Tenant hereunder.

	3.5.	If the Tenant shall commit a breach of any of the provisions of this Agreement the Landlord shall be entitled but not obliged to set-off the loss or expense to the Landlord occasioned by such breach from the Deposit and thereupon the Tenant shall on request by the Landlord deposit withthe Landlord an amount equivalent to the sum set-off by the Landlord from the Deposit.

	3.6.	Upon a breach by the Tenant of a provision of this Agreement and the lawful termination thereof by the Landlord whether by re-entry into the Premises or otherwise the Deposit may notwithstanding any other provision in this Agreement, be forfeited to the Landlord in its absolute discretion without prejudice to any other remedy which the Landlord may be entitled to in law and/or under the provisions of this Agreement.

4.	TENANT’S COVENANTS

The Tenant agrees with the Landlord as follows:-

	4.1.	To pay the rent hereinafter reserved on the days and in the manner aforesaid.

	4.2.	To keep at the Tenant’s expenses the interior of the said Premises, the flooring and interior plaster or other surface material or rendering on the walls and ceiling and the appurtenances and fixtures thereto including the doors, windows, glass fixtures, fittings lock fastenings, electric wire, installations and fittings for light and power, drain pipes and sanitary and water apparatus therein and other additions thereto in good repair and clean condition (fair wear and tear and damage by fire, storm, tempest, riot, civil connection and Act of God excepted) and to replace or repair any part thereof which shall be broken or damaged and further that if any damage is caused to the Landlord or to any person whosoever directly or indirectly through the said damaged condition of any part of the interior of the said Premises including flooring, walls, ceilings, doors, windows and other fixtures, the Tenant shall be wholly responsible, and the Tenant shall fully indemnify the Landlord against all claims, demands, actions, legal proceedings whatsoever made upon the Landlord by any person in respect thereof.

	4.3.	Not to assign sublet or otherwise part with the possession of the said Premises or any part thereof without the written consent of the Landlord.

	4.4.	Not to store or bring upon the said Premises any articles of a specially combustible inflammable or dangerous nature and not to do or permit or suffer to be done anything by reason thereof any insurance effected on the said Premises by the Landlord may be rendered void or voidable or whereby the premium thereon may be increased and to comply with all recommendations of the insurers and fire authorities as to fire precaution relating to the said Premises. In the event the premium payable is increased as a result of a breach or non-observance of the aforesaid, then to repay to the Landlord all sums payable by way of increased premia.

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4.5.	Not to do or permit or suffer to be done on the said Premises or any part thereof any act or thing which may become a nuisance, annoyance or cause damaged to the Landlord or give any reasonable cause for complaint from any of the occupiers of the neighbouring properties.

4.6.	To pay to the Landlord all charges costs and expenses incurred by the Landlord at any time during the continuous of the term in abating a nuisance pursuant to an Order by the local or other competent authorities (other than a nuisance in respect of any defect in the main structure of the said Premises).

4.7.	To permit the Landlord and his servants or agents with or without workmen and others at all reasonable times to enter upon the said Premises to view the condition thereof and to do such works and things as may be required for any repairs, alterations or improvements to the said Premises or any part thereof and forthwith to repair in a proper and workmanlike manner any defects for which the Tenant is liable, and of which written notice shall be given to the Tenant or left on the said Premises, and the costs thereof shall be a debt due to the Landlord from the Tenants and be forthwith recoverable by action. The Landlord shall in its endeavour to cause as minimum disturbance as possible to the Tenant in this respect.

4.8.	To give the Landlord prompt notice in writing of any accident or defect or want of repair in any services to or fixtures and fittings in the said Premises and of any circumstances likely to be or cause any danger risk or hazard to the said Premises or to the Building of which the Premises form part or any person therein.

4.9.	At their own expenses, to clean, repair and maintain the air-condition (if any) plants and facilities and to keep them in good and tenantable repair and condition throughout the term and to yield up the same in such repair and condition at the determination of the lease.

4.10.	To observe and comply with all the regulations rules and restrictions as may from time to time be imposed by the Management Corporation and keep the Landlord indemnified against any breaches thereof.

4.11.	Not at anytime during the said term to cause any damage to or obstruction in any part of the Building of which the said Premises form part including without limitation the common areas passages walkways entrance stairways landings and pavements and in particular but without prejudice to the generality of the foregoing provision to make adequate arrangements for the frequent removal from the said Premises of all trade refuse. The Tenant shall be responsible to pay any fines and/or summons imposed by the relevant government authority for failure to observe this clause.

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4.12.	At the determination of this lease to vacate the said Premises with the fixtures thereto (other than such fixtures as shall belong to the Landlord) in good repair and condition, fair wear and tear excepted. The Tenant shall also restore the said Premises to their original state and condition at the expense of the Tenant.

4.13.	To absolve the Landlord from all claim to damages to the Tenant’s or its employee’s belongings and injuries to the Tenant’s employee and/or members of his family and/or guests as a result of any accident occurring in the said Premises or any part thereof.

4.14.	To be liable and to pay for any or all costs of electricity and water (if any) consumed by the Tenant in the said Premises as may be charged by the Power Supply Limited or other relevant authorities and also for any or all costs incurred and to be incurred by the Tenant for the installation and use of telephone, facsimile, telephone apparatus and equipment (if any) as may be charged or levied by the Telecommunication Authority of Singapore or other relevant competent authority.

4.15.	At all times to engage at the Tenant’s own costs whenever necessary the services of a competent and qualified electrician for installing or repairing any or all electrical equipment, apparatus or fixtures installed in or used in the said Premises. Any loss or damage caused in the installation and/or repair of same will be the liability of the Tenant who shall indemnify the Landlord against same.

4.16.	Not to use the said Premises or any part thereof for any unlawful purpose nor carry out or permit to be carried out any noxious, immoral, offensive or illegal act, trade, business occupation or calling in or upon the said Premises and not to do or permit to be done any act or thing which may become a nuisance to or cause annoyance, grievance, damage or disturbance to or give cause to reasonable complaint from the tenants or occupiers of neighboring premises or of other parts of the Building or other building adjoining the Building.

4.17.	At all times during the Term and during the period of holding over to keep current an adequate public liability insurance policy for an amount and with an insurance company which shall be notified to the Landlord in respect of the said Premises and to produce to the Landlord on demand the policies referred to above as well as the receipts for payment of premium in respect thereof and in default of such delivery or production it shall be lawful (but not obligatory) for the Landlord to effect such insurance in such sum as the Landlord shall think fit and all money paid by the Landlord in respect of any such insurance shall be a debt due from the Tenant and recoverable by the Landlord forthwith as such.

4.18.	If at any time during the term of the tenancy the Landlord is desirous of selling the said Premises the Tenant shall, upon receiving advance notice from the Landlord and during such hours as may be convenient to the Tenant, admit the Landlord or his agents and such interested parties to view the said Premises and on completion of the sale the Deposit will be transferred by the Landlord to its purchaser. For avoidance of doubt, the sale of the Property by the Landlord (if any) shall be subject to the lease created herein.

4.19.	Not to carry out suffer to be carried out or permit any partitioning renovations additions or structural changes or improvements or other works whatsoever to or within the said Premises without first having obtained the consent in writing of the Landlord and the permission of all relevant competent authorities and to erect such works in accordance with the conditions thereof. For avoidance of doubt, subject to the approval of the Management Corporation and the Tenant’s sole cost and expense.

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4.20.	To take all precautions to keep the said Premises free of rodent vermin insects pests birds and animals.

4.21.	In the event of any infectious illness occurring in the said Premises forthwith give notice thereof to the Landlord and to proper public authorities and at the expense of the Tenant shall thoroughly fumigate and disinfect the said Premises to the satisfaction of such public authorities and otherwise comply with their requirements in respect of the same.

5.	IMMIGRATION RULES

5.1.	The Tenant agrees with the Landlord as follows:-

(1)	Apply and maintain the relevant work permit approvals for employees employed in or about the said Premises or any part thereof and to comply with all the immigration rules and regulation;

(2)	Ensure that its permitted occupiers have the legal status to remain in Singapore and shall comply with all the rules and regulations as imposed by the Singapore Immigration Office; and

(3)	Procure and produce promptly the original passports and original copies of all relevant permits issued by the Singapore Immigration Office of the permitted occupier, upon request. Without prejudice to the generality of the foregoing, not to bring onto or permit to be brought onto, or to employ or to permit to otherwise enter onto the said Premises or any part thereof, any person in contravention of the Immigration Act (Chapter 133) or any statutory modification or re-enactment thereof for the time being in force and to indemnify the Landlord against all costs, claims, liabilities, fines or expenses whatsoever which fall upon the Landlord by reason of non-compliance of this clause.

5.2.	To accept responsibility including criminal prosecution and the consequences thereof and to hold the Landlord harmless and indemnify the Landlord to the fullest extent allowed by the laws of the Republic of Singapore should any person who is a prohibited immigrant be found at the said Premises.

5.3.	Notwithstanding anything herein contained, if at any time during the term of this Agreement, any prohibited immigrant is found on the said Premises or the Tenant and/or permitted occupants is/are no longer allowed to reside in the Republic of Singapore, this Agreement shall immediately be terminated and the Deposit forfeited by the Landlord without prejudice to any right of action of the Landlord in respect of any breach of this Agreement by the Tenant.

6.	RULES AND REGULATIONS AND BYE- LAWS

The Tenant shall at all times observe and comply with the rules and regulations of the Building and the Bye-Laws of the Management Corporation (and as from time to time varied added to deleted or amended as hereinafter provided) relating to the management and care of the Building and the conduct of tenants/lessees. The Tenant acknowledges and agrees and declares that failure of the Tenant to observe and comply with any of such rules and regulations and Bye-Laws of the Management Corporation as may from time to time be in force shall constitute a breach of the terms of this Lease in the same manner as if the rules and regulations were contained herein as covenants with the Landlord and that the decision of the Management Corporation upon any matter arising out of the rules and regulations and Bye-Laws or any modifications thereof or additions thereto shall be final and binding.

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7.	INDEMNITY

The Tenant shall indemnify and keep indemnified the Landlord from and against:-

	7.1.	All claims, demands, writs, summonses, actions, suits, proceedings, judgements, orders, decrees, damages, costs, losses and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with the loss of life, personal injury and/or damage to property arising from or out of any occurrences in, upon or at the said Premises or the use of the said Premises or any part thereof by the Tenant or by any of the Tenant’s employees, invitees, licensees or any person claiming through or under the Tenant; and

	7.2.	All losses and damages to the said Premises the Building or which the said Premises form part and to all persons and property (whether in the said Premises or otherwise) caused directly or indirectly by any act or omission or neglect of the Tenant or the Tenant’s employees, invitees, licencees or any person claiming through or under the Tenant and in particular but without limiting the generality of the foregoing caused directly or indirectly by the use or misuse, waste or abuse of water, gas electricity or faulty fittings or fixtures of the Tenant.

8.	LANDLORD’S COVENANTS

The Landlord agrees with the Tenant as follows:-

	8.1.	The Tenant paying the monthly rental hereby reserved and performing and observing the provisions and stipulations on the part of the Tenant hereinafter contain shall peaceably hold and enjoy the said Premises during the said term without any interruption by the Landlord or any person rightfully claiming or in trust for him.

	8.2.	At all times throughout the lease to keep the said Premises insured against loss or damage by fire and against such other cases as the Landlord may deem necessary with an insurance company up to the full insurable value thereof and to expand all moneys received by virtue of such insurance in rebuilding and reinstating the said Premises to damaged or destroyed and to make up any deficiency out of its own moneys.

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9.	FURTHER COVENANTS

Provided Always and it is expressly agreed as follows:

	9.1.	Notwithstanding anything herein contained if the lease hereby created shall come to an end whether by effluxion of time or otherwise and the Tenant fails to remove all his goods (which expression shall include personal property of every description) from the said Premises forthwith or if the Tenant shall abandon the said Premises (and the Tenant shall be deemed to have abandoned the said Premises and terminated this lease unilaterally if the Tenant without consent of the Landlord fails to open the said Premises for a continuous period of thirty (30) days) it shall be lawful for the Landlord to sell or otherwise dispose of the goods in the said Premises in such manner and whether at a price or otherwise as the Landlord shall deem fit without being liable to the Tenant and if the disposal is by sale at a price the Landlord shall after payment out of the proceeds of sale the costs incurred in connection with such sale apply the net proceeds towards payment of all arrears of rent and interest thereon if any and all other moneys due and payable to the Landlord hereunder and the balance shall be paid over to the Tenant.

	9.2.	Notwithstanding anything herein contained the Landlord shall not be liable to the Tenant for any interruption in any of the services to be provided by the Management Corporation in respect of a Common Area by reason of necessary repairs or maintenance of any part of the Common Area or the common facilities or any damage thereto or destruction thereof or by reason of mechanical defect or breakdown.

10.	PERMITTED USE OF PREMISES

The Tenant shall use the said Premises in the following manner:-

	10.1.	In accordance with the terms of the approval obtained from the relevant government authorities, Management Corporation and at all times have a valid licence for the Tenant’s business.

	10.2.	Solely and exclusively to use the said Premises for medical clinic only.

	10.3.	Not to do any act or thing forbidden to be done by any such statute or regulation or to act in any way contrary thereto, and to comply with all statutes rules orders regulations or bye-laws as may from time to time be imposed on the use of the said Premises and the operation of the Tenant’s business thereon or for ensuring the health safety and welfare of the persons using or employed in or about the said Premises or any part thereof and the Tenant shall indemnify and keep the Landlord indemnified against all charges claims demands costs and expenses arising out of the Tenant’s failure to comply herewith.

	10.4.	The use, occupation and possession of the said Premises is at the risk of the Tenant and the Tenant hereby releases to the full extent permitted by law the Landlord, its agents, servants, contractors, licensees and invitees (in the absence of any negligence on the part of the Landlord) from all claims and demands of every kind in respect of or resulting from any accident, damage or injury occurring in the said Premises or the Building and in the absence of any such negligence as aforesaid the Landlord shall have no responsibility or liability for any loss, damage or injury suffered by the Tenant (whether to or in respect of the Tenant’s person or property or the business conducted by the Tenant) is a result of any breakage, leakage, accident, occurrence or event in the said Premises or the Building.

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11.	TERMINATION OF LEASE

If any Rent reserved or any part thereof shall remain unpaid for seven (7) days after becoming payable (whether formally demanded or not) or if any covenant on the Tenant’s part herein continued shall not be performed or observed or if any event shall happen by reason whereof the renewal of any licence in respect of the said Premises shall be forfeited refused or prejudiced or if the Tenant for the time being shall become bankrupt or become disqualified from holding any such licence or if the Tenant, being a corporation shall enter into liquidation whether compulsorily or voluntarily (save only for the purpose of construction or amalgamation) for the time being shall enter into any arrangements or composition for the benefit of the Tenant’s creditors or shall suffer any distress or execution to be levied on the Tenant’s goods the Landlord may at any time thereafter re-enter upon the said Premises or any part thereof in the name of the whole and thereupon the Tenant agreement shall absolutely determine but without prejudice to the rights of the Landlord in respect of any arrears of rent or any breach of covenant.

12.	NOTICES

Any notice required to be given hereunder shall be in writing and shall be sufficiently served on the Tenant if left addressed to them on said Premises or forwarded to them by post to their last known place of Business and shall be sufficiently served on the Landlord if addressed to him and sent by registered post to their last known place of business and a notice sent by post shall be deemed to be given at the time when it ought in due course of post be delivered at the address to which it is sent.

13.	DUTIES ON EXPIRATION/DETERMINATION

	13.1.	At the expiration or sooner determination of the Term the Tenant shall yield up the said Premises with fixtures thereto (other than such Tenant’s trade fixtures as shall belong to the Tenant), unless required by the Landlord to be removed, in good and tenantable repair and condition (fair wear and tear excepted) to the Landlord together with the keys to the said Premises and all doors therein, and if so required by the Landlord shall remove all letterings, internal partitions, fixtures and installations of the Tenant or any part thereof, as are specified by the Landlord, from the said Premises and reinstate all air-conditioning installations or other electrical installations to their original state to the satisfaction of the Landlord. All damage done to the said Premises by such removal shall be made good by the Tenant on or prior to the expiration of the Term and if the Tenant fails to do so the Landlord may make good all such damage. All costs incurred by the Landlord in such removal or disposal or in making good such damage shall be paid by the Tenant to the Landlord within seven (7) days of the Landlord notifying the Tenant of the amount thereof.

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	13.2.	The Tenant shall if required by the Landlord reinstate the said Premises to the satisfaction of the Landlord prior to the expiration or sooner determination of the Term and if the Tenant shall fail to reinstate the said Premises as aforesaid within fifteen (15) days of the end of the Term the Landlord may reinstate the said Premises and recover from the Tenant on demand the costs of such reinstatement together with such rents and other amounts which the Landlord would have been entitled to receive from the Tenant had the period within which such reinstatement is effected by the Landlord been added to the Term. For the purposes hereof the term “reinstate” shall include the washing of the said Premises, the painting with two coats of oil paint or emulsion paint or other appropriate treatment of the said Premises previously so treated respectively and also replacing of all ceilings and floor tiles which in the opinion of the Landlord’s architect, engineer or consultant for the time being are worn out or damaged and in need of replacement.

	13.3.	If the Tenant holds over after the expiration or sooner determination of the Term, the Tenant shall pay double the rent otherwise payable under this Agreement for the period of the holding over and shall also be liable to compensate the Landlord for all other loss and damage, sustained by the Landlord by reason of the Tenant’s failure or refusal to yield up the said Premises in accordance with this Agreement.

14.	ABSOLUTE EXCLUSIONS

Notwithstanding anything to the contrary herein contained the Tenant hereby covenants and agrees with the Landlord not to use or permit or suffer the use of the said Premises or any part thereof:-

	(!)	for harbouring of illegal immigrants;

	(2)	for any illegal or immoral purpose;

	(3)	for sale by wholesale of tobacco in any form;

	(4)	in any way connected with gambling or betting;

	(5)	for any purpose which would be a nuisance or annoyance to adjacent owners or occupiers;

	(6)	for the manufacture distribution sale by wholesale or storage of liquor;

	(7)	for the storage sale or otherwise of obnoxious goods or dangerous drugs;

	(8)	for cooking or residential purposes or for sleeping in.

15.	LEGAL COSTS

	15.1.	Each party shall be responsible to pay their own legal fees in the preparation and execution of this Agreement.

	15.2.	Stamping of this Agreement shall be borne by the Tenant and shall be paid forthwith.

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	15.3.	The Tenant shall pay all the Landlord’s legal costs and fees on a full indemnity basis incurred by the Landlord in consulting solicitors and/or enforcing any provision of this Agreement in the event of a material breach by the Tenant of any of the provision hereof.

16.	HEIRS, SUCCESSORS-IN-TITLE

It is hereby expressly agreed between the parties hereto that this Agreement shall bind the respective heirs, successors-in-title, assigns and personal representatives of the parties hereto.

17.	WAIVER

No knowledge or acquiescence by the Landlord of any breach by the Tenant of any terms or conditions herein shall operate as a waiver of such breach by the Landlord unless evidenced in writing by the Landlord. No waiver by the Landlord of any breach of any covenant, provision and/or stipulation contained or implied in this agreement shall operate as a waiver of subsequent breach of the same or any other covenant, provision or stipulation contained or implied in this Agreement.

18.	THE CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 2001

Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement may not enforce any of its terms under The Contracts (Rights of Third Parties) Act 2001.

19.	COLLECTIVE SALE/EN-BLOC SALE

Notwithstanding any provision herein contained, in the event the said Premises or part thereof is affected by Collective Sale/En-Bloc Sale before the expiration of the Term hereby created, the Landlord shall be at liberty to serve three (3) months’ written notice to the Tenant and this Agreement shall cease and the Tenant shall deliver vacant possession to the Landlord on the expiration of the said three (3) month. In such event neither party shall have any claim against the other for any losses damages (if any) deriving there from but this is without prejudice to the right of action of the Landlord against the Tenant in respect of any antecedent breach of the Tenant’s covenants herein contained.

20.	PROPER LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with Singapore law and each party agrees to the non-exclusive jurisdiction of the Singapore courts as regards any claim or matter arising under this Agreement.

21.	ACCESS TO PREMISES FOR NEW TENANTS

During the two (2) months immediately preceding the expiration of the tenancy herein to permit the Landlord or its representatives at all reasonable times and by prior appointment to bring interested parties to view and the said premises for the purpose of letting the same.

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IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.

SIGNED by The Landlord,	)	/s/ Kevin Yip Man Hing
KEVIN YIP MAN HING	)

in the presence of:-

/s/ Tay Hui Yin

WITNESS

Name:- Tay Hui Yin

NRIC No:- [***]

/s/ Cheung Wai Man Raymond
SIGNED by Cheung Wai Man Raymond	)
DIRECTOR,	)
SINGAPORE SPORTS & ORTHOPAEDIC CLINIC	)
PTE.LTD.	)
the Tenant	)
in the presence of:-)

/s/ Lu Jianing

WITNESS

Name:- Lu Jianing
NRIC:- [***]

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